Exhibit 10.27

SECOND AMENDMENT TO LEASE

This is a Second Amendment to Lease dated as of October 1, 2021 by and between Bulfinch Square Limited Partnership, a Massachusetts limited partnership ("Landlord") and Leap Therapeutics, Inc., a Delaware corporation ("Tenant").

WHEREAS, Landlord and Tenant entered into a Lease dated November 13, 2018, as amended by First Amendment to Lease dated August 17, 2021 (as so amended, the "Lease") with respect to certain premises at 47 Thorndike Street, Cambridge, Massachusetts; and

WHEREAS, Tenant wishes to delay until May 31 , 2022 the date by which it can give an Election Notice to extend the term of the Lease for the Extended Term; and

WHEREAS, Landlord is willing to agree to such a delay in return for an extension of the Original Tenn until January 31, 2023.

NOW, THEREFORE, in consideration of the foregoing, Landlord and Tenant agree as follows:

1.Capitalized terms used herein without definition, including in the foregoing recitals, shall have the meanings ascribed to them by the Lease.
2.Notwithstanding Section 2.3 of the Lease, the Election Notice may be given on or before May 31, 2022.
3.The Original Term shall be extended to expire on January 31, 2023.
4.Annual Fixed Rent for the period of May 2022 through January 2023 shall be $444,686.00 per annum (i.e. $37,057.17 for each month).
5.Tenant warrants and represents that it has dealt with no broker in connection with this Second Amendment to Lease, and that in the event of any brokerage claims or liens against Landlord or the Property predicated on dealings with Tenant, Tenant agrees to defend the same and to indemnify and hold Landlord harmless from any such claim and to discharge any such lien.
6.Except as herein amended the Lease is ratified and affirmed.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Lease as of the date first set forth above.

LANDLORD:

Bulfinch Square Limited Partnership

By:	Courthouse Associates, Inc., its general partner

	By:	/s/ Kenneth Krozy
Kenneth Krozy
Vice President

TENANT:

Leap Therapeutics, Inc.

BB By:	/s/ DOUGLAS E. ONSI
Nam . ouglas E. Onsi
Title: President & CEO